Exhibit  17



                                        Lee Rubinstein
                                        84 Morewood Oaks
                              Port Washington, New York 11050



Steven A. Horowitz, Esq.
Chairman, CEO and President
National Management Consultants Inc.
150 Broad Hollow Road
Melville, New York 11747


                                                              March 31, 2003


Dear Steve;

     Please be advised that effective today, I hereby resign as a Chief Operating Officer and as a member of the Board of Directors of National Management Consultants Inc.

     My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.



                              Sincerely,



                              Lee Rubinstein

                                         James W. Zimbler
                                         337 Glengarry Lane
                                      State College, PA. 16801



Steven A. Horowitz, Esq.
Chairman, CEO and President
National Management Consultants Inc.
150 Broad Hollow Road
Melville, New York 11747


                                                          March 31, 2003


Dear Steve;

     Please be advised that effective today, I hereby resign as an Officer and as a member of the Board of Directors of National Management Consultants Inc.

     My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.



                              Sincerely,



                              James W. Zimbler